UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2009

Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa  52498
(Address of Principal Executive Offices) (Zip Code)

(319) 295-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2009, Rockwell Collins, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $300 million aggregate principal amount of its 5.25% Notes due July 15, 2019 (the "Securities") in an underwritten public offering (the "Offering").  The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type.  The issuance and sale of the Securities closed on May 6, 2009.  The net proceeds to the Company from the sale of the Securities, after deducting underwriters' discounts and commissions and other estimated offering expenses payable by the Company, were approximately $296 million.

From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

The Securities were offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3 (Registration Statement No. 333-156442), filed with the Securities & Exchange Commission on December 23, 2008, as supplemented by the final prospectus supplement filed with the Securities & Exchange Commission on May 4, 2009.

The Securities were issued on May 6, 2009 pursuant to the Indenture dated as of November 1, 2001 (the "Original Indenture"), as supplemented by the Supplemental Indenture dated as of December 4, 2006 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as trustee.  The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity.  The Indenture also provides for customary events of default.

The Securities will mature on July 15, 2019 and bear interest at a fixed rate of 5.25% per annum.  The Company will pay interest on the Securities from May 6, 2009 semi-annually, in arrears, on January 15 and July 15 of each year, beginning July 15, 2009.  The Securities constitute unsecured and unsubordinated obligations of the Company and will rank on a parity with all of the Company's  other unsecured and unsubordinated indebtedness from time to time outstanding.

At its option, the Company may redeem the Securities in whole or in part, at any time before their maturity, at a redemption price equal to the greater of (i) the principal amount of the Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Securities to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the Securities) plus 35 basis points.

(Page 2 of 5 Pages)

If a Change of Control Triggering Event (as defined in the Securities) occurs, the Company will be required to make an offer on the terms set forth in the Securities to each holder of the Securities to repurchase all or any part of that holder's Securities at a price equal to 101% of the principal amount of the Securities repurchased, plus accrued and unpaid interest, if any.

The above descriptions of certain terms and conditions of the Underwriting Agreement and the Securities are qualified by reference to the full texts of the Underwriting Agreement and the form of Securities, copies of which are filed herewith as Exhibits 1 and 4, respectively, and are incorporated herein by reference.  The above description of certain terms and conditions of the Indenture is qualified by reference to the full text of the Original Indenture and the Supplemental Indenture, copies of which were filed as Exhibit 4.b to the Company's Registration Statement on Form S-3 (No. 333-72914) and as Exhibit 4-a-4 to the Company's Current Report on Form 8-K dated November 9, 2006, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under "Item 1.01.  Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On May 1, 2009, the Company announced the pricing of the Securities.  A copy of the related press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1
Underwriting Agreement, dated May 1, 2009, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4	Form of certificate for the Company's 5.25% Notes due July 15, 2019.

99	Press Release of the Company dated May 1, 2009.

(Page 3 of 5 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: May 6, 2009	By	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President,
General Counsel and Secretary

(Page 4 of 5 Pages)

EXHIBIT INDEX

Exhibit Number	Description

1
Underwriting Agreement, dated May 1, 2009, between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

4	Form of certificate for the Company's 5.25% Notes due July 15, 2019.

99	Press Release of the Company dated May 1, 2009.

(Page 5 of 5 Pages)